Exhibit 107
CALCULATION OF FILING FEE TABLES
FORM S-8
(Form Type)
NAVITAS SEMICONDUCTOR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.0001 per share	Other(1)	7,165,816(2)(3)	$5.43(1)	$38,910,381	$147.60 per $1,000,000	$5,744.00
Total Offering Amounts					$38,910,381		$5,744.00
Total Fee Offsets							$5,744.00
Net Fee Due							$0.00

(1)
In accordance with Rule 457(h) and (c) under the Securities Act of 1933 (“Securities Act”), the fee calculation is based on a Proposed Maximum Offering Price Per Unit equal to the average of the high and low prices per share of the Class A Common Stock, par value $0.0001 per share (“Common Stock”), as reported on the Nasdaq Stock Market LLC for March 6, 2024, a date within five business days prior to the date of filing the registration statement.

(2)					Consists of shares of Common Stock issuable pursuant to awards under the Navitas Semiconductor Corporation 2021 Equity Incentive Plan.

(3)					Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares of Common Stock that may become issuable in respect of the identified shares to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Navitas Semiconductor Corporation	S-8	333-277685	3/6/2024		$5,744(1)	Equity	Class A Common Stock underlying Warrants	7,165,816(2)	$39,483,647

Fee Offset Sources	Navitas Semiconductor Corporation	S-8	333-277685		3/6/2024						$5,828.00

(1) On March 6, 2024, the Registrant filed the referenced registration statement on Form S-8 which is the source of the fee offset claimed (No. 333-277685) (the “Withdrawn Registration Statement”). The Withdrawn Registration Statement was inadvertently filed before the filing, also on March 6, 2024, of the Registrant’s annual report on Form 10-K for the year ended December 31, 2023 (Accession No. 0001821769-24-000024). In accordance with Rule 477 under the Securities Act of 1933, the Registrant filed a request on Form RW (Accession No. 0001821769-24-000027) to withdraw the Withdrawn Registration Statement, in which the Registrant also requested that, in accordance with Rule 457(p), the fees paid for the Withdrawn Registration Statement be credited to the Registrant’s account, to be offset against the filing fee for the registration statement that includes this exhibit. The Withdrawn Registration Statement was never used and no securities were sold under the Withdrawn Registration Statement.

(2) Reflects all securities registered under the Withdrawn Registration Statement.